EXHIBIT (99)(a)
NEWS RELEASE
                                           April 19, 2004
Contact:         Tony W. Wolfe
     President and Chief Executive Officer

     A. Joseph Lampron
     Executive Vice President and Chief Financial Officer

     828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.2 million, or $0.38 basic net income per share and $0.37 diluted net income per share, for the three months ended March 31, 2004 as compared to $1.4 million, or $0.45 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended March 31, 2004 was $1.2 million, or $0.38 basic net income per share and $0.37 diluted net income per share, representing a 6% increase over first quarter 2003 net income from recurring operations of $1.1 million, or $0.36 basic and diluted net income per share. The Company had non-recurring losses on the disposition of assets of $21,000 in first quarter 2004. Net non-recurring income in first quarter 2003 amounted to $461,000, including a $479,000 gain on the sale of the Bank’s $3.7 million credit card portfolio.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in first quarter recurring earnings to an increase in net interest income, which was partially offset by an increase in non-interest expense.

Net interest income after the provision for loan losses increased 7% to $5.0 million for the three months ended March 31, 2004 compared to $4.7 million for the same period one year ago. This increase is attributable to an increase in interest income due to an increase in the average outstanding balance of loans combined with a reduction in interest expense resulting from a decrease in the cost of funds. The provision for loan losses for the three months ended March 31, 2004 was $859,000 as compared to $793,000 for same period one year ago.

Non-interest expense increased 6% to $4.7 million for the three months ended March 31, 2004, as compared to $4.4 million for the same period last year. The increase in non-interest expense included an increase of $217,000 or 8% in salaries and benefits expense due to normal salary increases and increased employee insurance costs and an increase of $50,000 or 6% in occupancy expense due to an increase in lease expense resulting from lease agreements for branch facilities entered into during 2003.

Recurring non-interest income amounted to $1.5 million for the three months ended March 31, 2004 and 2003. Non-recurring losses in first quarter 2004 included a $21,000 net loss on the disposition of assets. In the first quarter of 2003, the Company had a non-recurring gain on the sale of the Bank’s $3.7 million credit card portfolio of $479,000, which was partially offset by net non-recurring losses on repossessed assets of $18,000.

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PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS – PAGE TWO

Total assets as of March 31, 2004 amounted to $686.5 million, an increase of 4% compared to total assets of $661.8 million at March 31, 2003. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities.

Loans increased 5% to $555.4 million as of March 31, 2004 compared to $528.9 million as of March 31, 2003. Non-performing assets totaled $8.1 million at March 31, 2004 or 1.18% of total assets, compared to $9.6 million at March 31, 2003 or 1.45% of total assets. The allowance for loan losses at March 31, 2004 amounted to $8.9 million or 1.61% of total loans compared to $7.6 million or 1.44% of total loans at March 31, 2003.

Deposits amounted to $561.2 million as of March 31, 2004, representing an increase of 5% over deposits of $536.7 million at March 31, 2003.

Shareholders’ equity increased to $50.3 million, or 7.33% of total assets, at March 31, 2004 as compared to $49.7 million, or 7.51% of total assets, at March 31, 2003.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina and three offices in Lincoln County, North Carolina. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

(TABLES FOLLOW)

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2003.

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PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE THREE

CONSOLIDATED BALANCE SHEETS
March 31, 2004, December 31, 2003 and March 31, 2003

	March 31, 2004	December 31, 2003	March 31, 2003

	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$18,818,832	$18,413,786	$15,596,019
Federal funds sold	4,712,000	2,369,000	15,144,000

Cash and cash equivalents	23,530,832	20,782,786	30,740,019

Investment securities available for sale	84,499,038	79,460,452	70,555,422
Other investments	3,941,973	4,216,973	4,241,973

Total securities	88,441,011	83,677,425	74,797,395

Loans	555,376,628	552,126,189	528,866,443
Mortgage loans held for sale	1,866,230	587,495	5,786,084
Less: Allowance for loan losses	(8,928,914)	(9,722,267)	(7,606,124)

Net loans	548,313,944	542,991,417	527,046,403

Premises and equipment, net	12,460,717	12,537,230	15,224,207
Accrued interest receivable and other assets	13,754,336	14,043,586	13,957,052

Total assets	$686,500,840	$674,032,444	$661,765,076

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$79,228,213	$72,420,923	$69,411,825
NOW, MMDA & Savings	168,290,902	158,677,445	152,260,665
Time, $100,000 or more	169,428,506	171,596,789	179,963,909
Other time	144,254,049	147,107,075	135,107,971

Total deposits	561,201,670	549,802,232	536,744,370

Demand notes payable to U.S. Treasury	653,666	443,384	537,019
FHLB borrowings	57,000,000	58,000,000	58,000,000
Trust preferred securities	14,433,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	2,890,732	2,799,932	2,355,144

Total liabilities	636,179,068	625,478,548	612,069,533

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,142,437 shares in 2004
and 3,135,202 shares in 2003	35,217,451	35,121,510	35,097,773
Retained earnings	13,708,344	12,844,524	13,199,096
Accumulated other comprehensive income	1,395,977	587,862	1,398,674

Total shareholders' equity	50,321,772	48,553,896	49,695,543

Total liabilities and shareholders' equity	$686,500,840	$674,032,444	$661,765,076

Memorandum: Letters of Credit	$4,091,038	$3,876,430	$1,954,050

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2004 and 2003

	Three months
	March 31,
	2004	2003

	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,059,268	$7,783,423
Interest on federal funds sold	2,640	16,929
Interest on investment securities:
U.S. Government agencies	614,010	635,126
States and political subdivisions	149,705	149,661
Other	101,592	108,967

Total interest income	8,927,215	8,694,106

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	364,657	306,760
Time deposits	1,891,202	2,102,756
FHLB borrowings	645,807	659,941
Trust preferred securities	162,371	166,250
Other	1,672	2,236

Total interest expense	3,065,709	3,237,943

NET INTEREST INCOME	5,861,506	5,456,163
PROVISION FOR LOAN LOSSES	859,000	793,000

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,002,506	4,663,163

OTHER INCOME:
Service charges	803,243	772,151
Other service charges and fees	178,731	159,438
Gain (loss) on sale of securities	-	-
Mortgage banking income	79,846	190,357
Insurance and brokerage commission	158,238	96,961
Miscellaneous	287,592	765,451

Total other income	1,507,650	1,984,358

OTHER EXPENSES:
Salaries and employee benefits	2,780,601	2,563,794
Occupancy	885,079	834,889
Other	1,053,860	1,048,250

Total other expenses	4,719,540	4,446,933

INCOME BEFORE INCOME TAXES	1,790,616	2,200,588
INCOME TAXES	612,700	782,500

NET INCOME	$1,177,916	$1,418,088

PER SHARE AMOUNTS
Basic net income	$0.38	$0.45
Diluted net income	$0.37	$0.45
Cash dividends	$0.10	$0.10
Book value	$16.01	$15.86

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FIVE

FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2004 and 2003

	Three months ended
	March 31,
	2004	2003

	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$80,009,157	$69,086,484
Loans	553,357,514	533,157,212
Earning Assets	641,360,056	613,036,913
Assets	673,851,025	650,176,427
Deposits	547,475,376	519,362,374
Shareholders' Equity	50,042,241	49,957,890

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.74%	3.66%
Return on Average Assets	0.70%	0.88%
Return on Average Shareholders' Equity	9.47%	11.51%
Shareholders' Equity to Total Assets (Period End)	7.33%	7.51%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,722,267	$7,247,906
Provision for loan losses	859,000	793,000
Charge-offs	(1,722,381)	(483,696)
Recoveries	70,028	48,914

Balance, end of period	$8,928,914	$7,606,124

ASSET QUALITY:
Nonaccrual Loans	$6,757,121	$7,441,918
90 Days Past Due and still accruing	431,695	334,570
Other Real Estate Owned	914,464	272,209
Repossessed Assets	22,700	1,521,653

Total Nonperforming Assets	$8,125,980	$9,570,350

Nonperforming Assets to Total Assets	1.18%	1.45%
Allowance for Loan Losses to Nonperforming Assets	109.88%	79.48%
Allowance for Loan Losses to Total Loans	1.61%	1.44%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans		General Reserve
	By Risk Grade		Percentage

	3/31/2004	3/31/2003	3/31/2004	3/31/2003
Risk 1 (Excellent Quality)	12.35%	9.41%	0.15%	0.15%
Risk 2 (High Quality)	23.30%	33.22%	0.50%	0.50%
Risk 3 (Good Quality)	53.65%	46.33%	1.00%	1.00%
Risk 4 (Management Attention)	4.99%	5.46%	2.50%	2.50%
Risk 5 (Watch)	1.40%	3.25%	7.00%	7.00%
Risk 6 (Substandard)	2.14%	1.98%	12.00%	12.00%
Risk 7 (Low Substandard)	0.95%	0.00%	25.00%	25.00%
Risk 8 (Doubtful)	0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)	0.00%	0.00%	100.00%	100.00%

At March 31, 2004 there was one relationship exceeding $1 million in the Watch risk grade, three relationships exceeding $1 million each (which totaled $8.1 million) in the Substandard risk grade and two relationships exceeding $1 million each (which totaled $5.2 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1 million in these risk grades ranged from $1.0 million to $3.9 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)